Exhibit 10.4

St. Lawrence Zinc Company, LLC,

as Mortgagor,

to

TCA GLOBAL CREDIT MASTER FUND, LP,

as Mortgagee

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

Dated:	As of June 28, 2016

Location:

County:

DOCUMENT PREPARED BY AND WHEN RECORDED, RETURN TO:

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Attn: Seth Brookman, Esq.

MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, dated as of June 28, 2016, is made by St. Lawrence Zinc Company LLC, a Delaware limited liability company (“Mortgagor”), whose address is 8307 Shaffer Parkway, Suite 201, Littleton, Colorado 80127, to TCA GLOBAL CREDIT MASTER FUND, LP, as referred to below (in such capacity, “Mortgagee”), whose address is 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169. References to this “Mortgage” or “Security Instrument” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

Background

1. Star Mountain Resources, Inc., as borrower (the “Borrower”), and Mortgagee are parties to that certain Securities Purchase Agreement dated as of March 31, 2016 and effective as of June 28, 2016 (as the same may be amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”). The terms of the Purchase Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein. In the event of any conflict between the provisions of this Mortgage and the provisions of the Purchase Agreement, the applicable provisions of the Purchase Agreement shall govern and control.

2. Pursuant to the Purchase Agreement, the Mortgagee has agreed to purchase from the Borrower certain senior secured convertible redeemable debentures (the “Debentures”) upon the terms and subject to the conditions set forth therein.

3. The Mortgagor is a subsidiary of the Borrower.

4. The proceeds of the sale of the Debentures to the Mortgagee under the Purchase Agreement will be used in part to enable the Borrower to make valuable transfers to Mortgagor in connection with the operation of its business.

5. The Borrower and Mortgagor are engaged in related businesses, and Mortgagor will derive substantial direct and indirect benefit from the sale and purchase of the Debentures under the Purchase Agreement.

6. Mortgagor (i) is the owner of the fee simple estate in the parcel(s) of real property described on Schedule A attached hereto (the “Land”) and (ii) owns, leases or otherwise has the right to use all of the buildings, structures, fixtures, additions, enlargements, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines, parking areas, and roadways if any, presently situated upon the Land, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land and any golf courses, driving ranges, tennis courts, putting greens and any other income producing Land now or hereafter improved (collectively, the “Improvements”; the Land and the Improvements being collectively referred to as the “Real Estate”).

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7. It is a requirement of the Purchase Agreement that Mortgagor execute and deliver this Mortgage to Mortgagee for the benefit of the Mortgagee.

Granting Clauses

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure the following (collectively, the “Obligations”): (i) payment of the unpaid principal of and interest on the Debentures and all other obligations and liabilities of the Credit Parties (including, without limitation, interest accruing at the then applicable rate provided in the Debenture after the maturity of the Debentures and interest accruing at the then applicable rate provided in the Debenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Mortgagee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Purchase Agreement, the Debenture, this Mortgage, the other Transaction Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Mortgagee that are required to be paid by Borrower pursuant to the terms of any of the foregoing agreements), (ii) all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Purchase Agreement, the Debentures, this Mortgage (including, without limitation, all fees and disbursements of counsel to the Mortgagee that are required to be paid by the Borrower pursuant to the terms of the Purchase Agreement);

MORTGAGOR HEREBY CONVEYS TO MORTGAGEE AND HEREBY GRANTS, SELLS, BARGAINS, CONFIRMS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE, AND GRANTS MORTGAGEE, INSOFAR AS ANY PROPERTY CONSTITUTES PERSONAL PROPERTY, A SECURITY INTEREST IN:

(a) the Land;

(b) all additional lands, estates and development rights hereafter acquired by the Credit Parties for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c) all right, title and interest Mortgagor now has or may hereafter acquire in and to the Improvements or any part thereof (whether owned in fee by Mortgagor or otherwise) and all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

(d) all of the present or hereafter acquired right, title and interest in and to any patented mining claims, unpatented mining claims, unpatented millsite claims and leases on the Land, together with all appurtenances thereto and any other right, title or interest in or to the minerals purported to be covered by the Property, including, without limitation, any amendments or relocations of unpatented mining claims encompassed within the Property or portions thereof or gaps therein;

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(e) all right, title and interest of Mortgagor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, royalties, ditch and ditch rights, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

(f) all right, title and interest of Mortgagor in, to and under all minerals and precious metals in, on or under the Real Estate, including all of the severed and extracted minerals produced from the Real Estate;

(g) all right, title and interest of Mortgagor in, to and under all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all sheating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, incinerating equipment, loading and unloading equipment and systems, communication systems (including satellite dishes and antennae), sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, gas pumps, gas tanks, conduits, fittings, and fixtures of every kind and description (all of the foregoing in this paragraph (e) being referred to as the “Personal Property”);

(h) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Personal Property, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagor;

(i) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, management agreements, licenses and other agreements relating to the use of the Real Estate or the equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

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(j) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Personal Property and Mortgagor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Personal Property for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein subject to the provisions set forth below;

(k) all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Personal Property or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Personal Property, (ii) all consents, licenses (including liquor licenses, to the extent permitted by applicable law), building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate;

(l) all tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Real Estate;

(m) all reserves, escrows and deposit accounts maintained by Mortgagor with respect to the Real Estate, including, without limitation, the Lockbox Account, and all accounts established pursuant to the Purchase Agreement together with all deposits or wire transfers made to any lockbox account and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;

(n) all accounts and accounts receivablearising out of the leasing and operation of, or the business conducted at or in relation to, any of the Real Estate;

(o) all deposit, operating or other accounts including the entire balance therein (now or hereafter existing) maintained by or on behalf of Mortgagor or Manager (to the extent related to Manager’s management and operation of the Property) with any other banking or financial institution, and all money, instruments, securities, documents, chattel paper, credits, demands, and any other property, rights, or interests of Mortgagor or Manager related to the Real Estate which at any time shall come into the possession, custody or control of any other banking or financial institution;

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(p) all books, records and computer software concerning any of the foregoing;

(q) all proceeds, both cash and noncash, of the foregoing; and

(r) any and all other rights of Mortgagor in and to the items set forth in subsections (a) through (q) above.

(All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (a) through (c) are collectively referred to as the “Premises”, and those described in the foregoing clauses (a) through (i) are collectively referred to as the “Mortgaged Property”).

TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and fully performed.

This Mortgage covers present and future sale and purchases of Debentures, in the aggregate amount of the obligations secured hereby, made by the Mortgagee for the benefit of Mortgagor, and the lien of such sale and purchases of Debentures shall relate back to the date of this Mortgage.

Terms and Conditions

Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

1. Defined Terms. Capitalized terms used herein (including in the “Background” and “Granting Clauses” sections above) and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement. References in this Mortgage to the “Default Rate” shall mean an interest rate equal to the lesser of (i) twenty-two percent (22%) per annum or (ii) the maximum interest rate allowable by law. References herein to the “Debt” shall mean the collective reference to all Obligations outstanding pursuant to the Purchase Agreement, the Debentures, or any other Transaction Document.

2. Warranty of Title. Mortgagor warrants that it has good record title in fee simple to the Real Estate, and good title to, or a valid leasehold interest in, the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage and any other lien or encumbrance as permitted by the Mortgagee in its sole and absolute discretion (the “Permitted Exceptions”). Mortgagor shall warrant, defend and preserve such title and the lien of this Mortgage against all claims of all persons and entities (not including the holders of the Permitted Exceptions). Mortgagor represents and warrants that it has the right to mortgage the Mortgaged Property.

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3. Payment of Obligations. Mortgagor shall pay and perform, or cause to be paid and performed, the Obligations at the times and places and in the manner specified in the Loan Documents.

4. Requirements. (a) Mortgagor shall promptly comply with, or cause to be complied with, and conform to all Laws of all Governmental Authorities which have jurisdiction over the Mortgaged Property, and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) From and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Law. Mortgagor shall not by act or omission make any of the Real Estate part of a zoning or tax lot that is not entirely subject to the lien of this Mortgage.

5. Payment of Taxes and Other Impositions. (a) Promptly when due or prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Mortgagor shall pay and discharge all taxes, charges and assessments of every kind and nature (including, without limitation, all real property taxes), all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes, and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as “Impositions”). If there is an Event of Default which is continuing, Mortgagor shall within thirty (30) days after each due date deliver to Mortgagee (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

(b) If the Mortgagee has failed to pay an Imposition within thirty (30) days of when it is due, Mortgagee with notice to Mortgagor may pay any such Imposition at any time thereafter. Any sums paid by Mortgagee in discharge of any Impositions shall be payable on demand by Mortgagor to Mortgagee and the amount so paid shall be added to the Obligations. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate.

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(c) Mortgagor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any material Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Mortgagor’s covenant to pay any such Imposition at the time and in the manner provided in this Section unless (i) Mortgagor has given prior written notice to Mortgagee of Mortgagor’s intent so to contest or object to a material Imposition, (ii) Mortgagor shall demonstrate to Mortgagee’s satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such material Imposition prior to final determination of such proceedings and (iii) Mortgagor shall either (x) furnish a good and sufficient bond or surety as requested by and reasonably satisfactory to Mortgagee or (y) maintain adequate reserves in conformity with GAAP on Mortgagor’s books, in each case in the amount of the material Imposition which is being contested plus any interest and penalty which may be imposed thereon and which could become a lien against the Real Estate or any part of the Mortgaged Property.

6. Insurance. Mortgagor shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Mortgagor and the Mortgaged Property as required pursuant to the Purchase Agreement, including but not limited to Section 6.5 of the Purchase Agreement.

7. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions, Mortgagor shall not, without the prior written consent of Mortgagee, further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

8. Due on Sale and Other Transfer Restrictions. Except as expressly permitted under the Purchase Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

9. Condemnation/Eminent Domain. Upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagee is hereby authorized and empowered by Mortgagor to settle or compromise any claim in connection with such condemnation and to receive all awards and proceeds thereof, or otherwise to be held by Mortgagee as collateral to secure the payment and performance of the Obligations. Notwithstanding the preceding sentence, provided no Event of Default shall have occurred and be continuing, but subject to the Mortgagee’s sole and absolute discretion, (i) Mortgagor shall, at its expense, diligently prosecute any proceeding relating to such condemnation, (ii) Mortgagor may settle or compromise any claims in connection therewith and (iii) Mortgagor may receive any awards or proceeds thereof, provided that Mortgagor shall (a) promptly repair and restore the Mortgaged Property to its condition prior to such condemnation, regardless of whether any award shall have been received or whether such award is sufficient to pay for the costs of such repair and restoration or (b) otherwise comply with the provisions of the Purchase Agreement or any other Transaction Document.

10. Leases. Mortgagor shall not (a) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (b) without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed, execute or permit to exist any Lease of any of the Mortgaged Property.

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11. Further Assurances. (a) To further assure Mortgagee’s rights under this Mortgage, Mortgagor agrees upon written demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee by this Mortgage.

(b) Mortgagor hereby authorizes Mortgagee at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, as applicable to all or part of the Personal Property. For purposes of such filings, Mortgagor agrees to furnish any information requested by Mortgagee promptly upon request by Mortgagee. Mortgagor also ratifies its authorization for Mortgagee to have filed any like initial financing statements, amendments thereto or continuation statements, if filed prior to the date of this Security Instrument. Mortgagor hereby irrevocably constitutes and appoints Mortgagee and any officer or agent of Mortgagee, with full power of substitution, as its true and lawful attorneys in fact with full irrevocable power and authority in the place and stead of Mortgagor or in Mortgagor’s own name to execute in Mortgagor’s name any such documents and otherwise to carry out the purposes of this Section 11(b), to the extent that Mortgagor’s authorization above is not sufficient. To the extent permitted by law, Mortgagor hereby ratifies all acts said attorneys in fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue of this Section 11(b). This power of attorney is a power coupled with an interest and shall be irrevocable.

12. Mortgagee’s Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, within the applicable grace period, if any, provided for in the Purchase Agreement or any other Transaction Document, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time upon delivery of written notice to Mortgagor (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall be due on demand from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor’s default or waive any right or remedy of Mortgagee.

13. Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(i) Mortgagee may declare the entire unpaid Debt to be immediately due and payable.

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(ii) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of judicial foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Purchase Agreement or any other Transaction Document, (C) sell all or part of the Mortgaged Property, or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Transaction Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the applicable Default Rate or a lesser amount if required by law and all costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements. To the fullest extent permitted by applicable law, interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

(iii) The licenses granted to Mortgagor under Section 19(a) hereof shall automatically be revoked and Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

(iv) Mortgagee may exercise any and all rights and remedies granted to a secured party upon default under the Code (as defined below), including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request any Credit Party at its expense to assemble the Personal Property and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personal Property sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action shall constitute commercially reasonable notice to Mortgagee.

(b) In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee’s election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

(c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

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(d) Upon completion of any sale or sales made by Mortgagee under or by virtue of this Mortgage and upon satisfaction of any redemption period required by law, Mortgagee shall execute and deliver to the purchaser or purchasers at such sale or sales a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, and title and interest of Mortgagor in and to the property and rights sold. Any such sale or sales made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights to be sold, and shall be a perpetual bar both at law and in equity, of Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from through or under Mortgagor. The purchaser at any foreclosure sale hereunder may disaffirm any easement granted or lease made in violation of any provision of this Mortgage, and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement or rental or lease agreement.

(e) It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by Mortgagee shall be applied in payment of the Obligations.

14. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage in connection with the exercise of remedies hereunder upon the occurrence and during the continuation of any Event of Default, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Purchase Agreement and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

15. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral or the interest of Mortgagor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

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16. Bankruptcy. (a) Upon or at any time after the occurrence of an Event of Default, Mortgagee shall have the right to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code (as defined below).

(b) If there shall be filed by or against Mortgagor a petition under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”), and Mortgagor shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Mortgagor shall give Mortgagee not less than ten (10) days’ prior notice of the date on which Mortgagor shall apply to the bankruptcy court for authority to reject the Lease. Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor within such ten day period a notice stating that (i) Mortgagee demands that Mortgagor assume and assign the Lease to Mortgagee pursuant to Section 365 of the Bankruptcy Code and (ii) Mortgagee covenants to cure or provide adequate assurance of future performance under the Lease. If Mortgagee serves upon Mortgagor the notice described in the preceding sentence, Mortgagor shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Mortgagee of the covenant provided for in clause (ii) of the preceding sentence.

17. Extension, Release, etc. (a) Without affecting the lien or charge created by this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Transaction Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Transaction Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

(b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien created by this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

(c) If Mortgagee shall have the right to foreclose this Mortgage or to direct a power of sale, Mortgagor authorizes Mortgagee at its option to foreclose the lien created by this Mortgage (or direct the sale of the Mortgaged Property, as the case may be) subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Mortgaged Property by Mortgagee, or to terminate such tenant’s rights in such sale will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien created by this Mortgage.

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(d) Unless expressly provided otherwise, in the event that Mortgagee’s interest in this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

18. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the “Code”) of the State in which the Mortgaged Property is located. If an Event of Default shall occur and be continuing under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys’ fees and legal expenses. At Mortgagee’s request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

(b) Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the Code) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Code upon such portions of the Mortgaged Property that are or become fixtures. The addresses of the Mortgagor, as debtor, and Mortgagee, as secured party, are set forth in the first page of this Mortgage.

(c) The real property to which the fixtures relate is described on Schedule A attached hereto. The record owner of the Land is described on Schedule A. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage. Mortgagor’s organizational identification number is 3622292.

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19. Assignment of Rents. (a) Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations secured hereby are paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence and during the continuation of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default under this Mortgage by giving not less than five days’ written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits and such Rents. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

(b) Mortgagor will not affirmatively do any act which would prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.

(c) Except for any matter disclosed in the Purchase Agreement, no action has been brought or, to the best of Mortgagor’s knowledge, is threatened, which would interfere in any way with the right of Mortgagor to execute the foregoing assignment and perform all of Mortgagor’s obligations contained in this Section and in the Leases.

20. Additional Rights. The holder of any subordinate lien or subordinate mortgage or deed of trust on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien or subordinate deed of trust join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders and the mortgagees and beneficiaries under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or mortgagee contrary to this provision shall be null and void.

21. Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of Section 11.1 of the Purchase Agreement to Mortgagor and to Mortgagee as specified therein.

22. No Oral Modification. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of Section 11.4 of the Purchase Agreement. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

23. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of any Transaction Document, the obligations of Mortgagor and of any other obligor under any Transaction Document shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

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24. Mortgagor’s Waiver of Rights. (a) Mortgagor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property after the occurrence of an Event of Default hereunder and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Mortgagor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights or redemption of each constituent of Mortgagor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute. Each constituent of Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.

(b) To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Purchase Agreement) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Mortgagee of the power of sale, or other rights hereby created.

(c) Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Security Instrument or the Purchase Agreement specifically and expressly provides for the giving of notice by Mortgagee and except with respect to matters for which Mortgagor is not permitted by law to waive its right to receive notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Mortgagee.

(d) It is agreed that the risk of loss or damage to the Mortgaged Property is on Mortgagor, and Mortgagee shall have no liability whatsoever for decline in the value of the Mortgaged Property, for failure to maintain the Insurance Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Mortgagee shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Mortgaged Property or collateral not in Mortgagee’s possession.

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25. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment of the Obligations and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Transaction Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee’s right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Transaction Documents to Mortgagee or to which Mortgagee may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “mortgagee in possession,” and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

26. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to purchase the Debentures, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage, nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

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27. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in the sole discretion of Mortgagee such a waiver is deemed advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and Mortgagee’s respective successors and assigns. The word “Mortgagor” shall be construed as if it read “Mortgagors” whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

28. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate mortgage or the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of this Mortgage over any subordinate lien or deed of trust.

29. Governing Law, etc. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State in which the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their respective terms the Transaction Documents shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

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30. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein,” the word “Mortgagee” shall mean “Mortgagee or any successor agent for the Lenders,” the word “person” shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

31. Maximum Rate of Interest. Nothing herein contained, nor in any Transaction Document or transaction related thereto, shall be construed or so operate as to require Mortgagor or any person liable for the payment of the Obligations made pursuant to the Purchase Agreement, to pay interest in an amount or at a rate greater than the maximum allowed by law. Should any interest or other charges in the nature of the interest paid by Mortgagor or any parties liable for the payment of the Obligations made pursuant to the Purchase Agreement or any other Transaction Document result in the computation or earning of interest in excess of the maximum rate of interest allowed by applicable law, then any and all such excess shall be and the same is hereby waived by the holder hereof, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of said excess which exceeds the principal balance shall be paid by the holder hereof to Mortgagor or any parties liable for the payment of the Obligations made pursuant to the said Purchase Agreement or any other Transaction Document, it being the intent of the parties hereto that under no circumstances shall Mortgagor or any parties liable for the payment of the Obligations hereunder be required to pay interest in excess of the maximum rate allowed by law.

32. Release. If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by Mortgagor in a transaction permitted by the Purchase Agreement, such Mortgaged Property shall be automatically released from the Lien of this Mortgage without further action on the part of Mortgagor or the Mortgagee, and shall cease to constitute collateral hereunder, and then Mortgagee, at the request and sole expense of Mortgagor, shall execute and deliver to Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property. Last Dollars Secured; Priority.

To the extent that this Mortgage secures only a portion of the indebtedness owing or which may become owing by Mortgagor to the Mortgagee, the parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties’ intent that the portion of the indebtedness last remaining unpaid shall be secured hereby. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until such lien amount shall equal the principal amount of the Obligations outstanding.

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34. Expenditures and Expenses. In any action to foreclose the lien hereof or otherwise enforce Mortgagee’s rights and remedies hereunder, there shall be allowed and included as additional indebtedness secured hereby all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee including repair costs, payments to remove or protect against liens, attorneys’ fees, costs and expenses, receivers’ fees, costs and expenses, appraisers’ fees, engineers’ fees, accountants’ fees, fees, costs and expenses in connection with any environmental matters concerning the Mortgaged Property, outlays for documentary and expert evidence, stenographers’ charges, stamp taxes, publication costs, and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title searches and examination, title insurance policies, and similar data and assurances with respect to title as Mortgagee may deem reasonably necessary either to prosecute any action or to evidence to bidders at any sale which may be had pursuant to an order or judgment the true condition of the title to, or the value of, the Mortgaged Property. All expenditures and expenses of the nature mentioned in this Section 34 and such costs, expenses and fees as may be incurred or as may be owing to Mortgagee in the protection of the Mortgaged Property and the maintenance of the lien of this Mortgage, including the fees, costs and expenses of any attorneys employed by Mortgagee in any litigation or proceeding affecting this Mortgage, the other Transaction Documents to which Mortgagor is a party or the Mortgaged Property, including probate, appellate and bankruptcy proceedings, or in preparations for the commencement or defense of any action or proceeding or threatened action or proceeding, including costs and expenses in connection with obtaining any court order or the appointment of a receiver, shall be immediately due and payable to Mortgagee, with interest thereon at the Default Rate, and shall be secured by this Mortgage. In addition to the foregoing award of attorneys’ fees and costs, Mortgagee shall be entitled to its attorneys’ fees and costs incurred in any post-judgment proceedings to collect or enforce any judgment or order relating to this Mortgage, or the other Transaction Documents to which Mortgagor is a party. This provision is separate and several and shall survive the merger of this provision into any judgment.

35. State Specific Provisions.

(a) Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Section 35 and the terms and conditions of this Mortgage, the terms and conditions of this Section 35 shall control and be binding.

(b) MAXIMUM PRINCIPAL SUM. THE PARTIES HERETO INTEND THAT THIS SECURITY INSTRUMENT SHALL SECURE UNPAID BALANCES OF THE DEBT SECURED HEREBY WHETHER INCURRED BY MORTGAGOR AT THE DATE HEREOF OR AFTER THIS SECURITY INSTRUMENT IS DELIVERED FOR RECORDATION IN THE OFFICIAL RECORDS OF THE COUNTY IN WHICH THE PROPERTY IS LOCATED. THE MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS WHICH IS OR UNDER ANY CONTINGENCY MAY BE SECURED BY THIS SECURITY INSTRUMENT AT THE DATE OF EXECUTION HEREOF OR AT ANY TIME THEREAFTER IS $3,000,000.

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(c) Trust Fund for Advances. In compliance with Section 13 of the Lien Law of the State of New York, the Mortgagor will receive the advances secured by this Security Instrument and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply same to the cost of the improvement before using any part of the total of the same for any other purpose. Mortgagor will indemnify, defend and hold Mortgagee harmless against any loss, liability, cost or expense, including any judgments, attorneys’ fees and disbursements, costs of appeal bonds or printing costs, arising out of or relating to any proceedings instituted by any claimant alleging a violation by Mortgagor of Article 3-A of the New York Lien Law.

(d) New York Real Property Law Article 4-A. If this Security Instrument shall be deemed to constitute a “mortgage investment” as defined by New York Real Property Law Section 125, then this Security Instrument shall and hereby does (i) confer upon the Mortgagee the powers and (ii) impose upon the Mortgagee the duties of trustees set forth in New York Real Property Law Section 126.

(e) Statement in Accordance with Section 253.1 a(a) of the New York Tax Law. This Security Instrument does not cover real property principally improved or to be improved by one or more structures containing in the aggregate not more than six (6) residential dwelling units, each having separate cooking facilities.

(f) Statement in Accordance with Section 274-a of the New York Real Property Law. The Mortgagee shall, within fifteen (15) days after written request, provide the Mortgagor with the statement required by Section 274-a of the New York Real Property Law.

(g) Section 291-f of New York Real Property Law. Mortgagee shall have all of the rights set forth in Section 291-f of the Real Property Law of New York. For purposes of Section 291-f of the New York Real Property Law, all existing tenants and every tenant or subtenant who after the recording of this Security Instrument, enters into a Lease upon the premises of any of the Property or who acquires by instrument of assignment or by operation of law a leasehold estate upon the Property is hereby notified that Mortgagor shall not, without obtaining Mortgagee’s prior consent in each instance, cancel, abridge or otherwise modify any Leases or accept prepayments for more than thirty (30) days of installments of rent to become due with respect to any Lease thereof having an unexpired term on the date of this Security Instrument of five (5) years or more, except as expressly permitted under the Building Loan Agreement, and that any such cancellation, abridgement, modification or prepayment made by any such tenant or subtenant without either being expressly permitted under this Security Instrument or receiving Mortgagee’s prior consent shall be voidable by Mortgagee’s at its option.

(h) Sections 254, 271, 272 and 291-f of New York Real Property Law. All covenants of the Mortgagor herein contained shall be construed as affording to Mortgagee rights additional to and not exclusive of the rights conferred under the provisions of Sections 254, 271, 272 and 291-f of the Real Property Law of New York.

(i) Real Property Law. In the event of any conflict, inconsistency or ambiguity between (i) the provisions of the Building Loan Note, this Security Instrument or the other Building Loan Documents and (ii) the provisions of subsection 4 of Section 254 of the Real Property Law of New York covering the insurance of buildings against loss by fire, the provisions of the Building Loan Note, this Security Instrument and the other Building Loan Documents shall control.

(j) RPAPL. If an Event of Default shall occur and be continuing, Mortgagee may elect to sell (and, in the case of any default of any purchaser, resell) the Property or any part thereof by exercise of the power of foreclosure or of sale granted to Mortgagee by Articles 13 of the New York Real Property Actions and Proceedings Law (the “RPAPL”). In such case, Mortgagee may commence a civil action to foreclose this Security Instrument pursuant to Article 13 of the RPAPL to satisfy the Building Loan Note and all other amounts secured hereby.

(k) Commercial Property. Mortgagor covenants that this Security Instrument does not cover real property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each having its own separate cooking facilities.

36. Receipt of Copy. Mortgagor acknowledges that it has received a true copy of this Mortgage.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Mortgagor has executed and delivered this Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing the day and year first above written.

ST. LAWRENCE ZINC COMPANY, LLC,
a Delaware limited liability company

By:	/s/ Wayne Rich
Name:	Wayne Rich
Title:	Chief Financial Officer

STATE OF ________________	)
) SS.
COUNTY OF ______________	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Wayne Rich, the Chief Financial Officer of St. Lawrence Zinc Company, LLC, a Delaware limited liability company, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 2016.

Notary Public

My Commission Expires:

Schedule A

Legal Description

(See Attached)